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                                                                    Exhibit 10.4
                                                                    ------------

                               October 20, 1997


Prodigy, Inc.
10 Cabot Road
Medford, MA 02155

Ladies/Gentleman:

     The purpose of this letter is to confirm the agreement of Prodigy, Inc. (the "Company") and Carso Global Telecom, S.A. de C.V. ("Carso") as follows:

     1. Carso shall arrange for the issuance of the letter of credit (the "Carso LC") contemplated by Section 3(b) of the Note Exchange Agreement attached hereto (the "Exchange Agreement").

     2.   The Carso LC shall not possess Prohibited Attributes (as defined in
Section 3(c) of the Exchange Agreement). In the event the Carso LC is determined to possess Prohibited Attributes, or if a stay, restraining order or injunction is in effect that prevents either IBM or Sears from drawing on the Carso LC based in whole or in part upon an allegation that the Carso LC possesses Prohibited Attributes, then Carso shall provide a substitute Carso LC that does not possess Prohibited Attributes.

     3. Any obligation of the Company or Prodigy Services Corporation ("PSC") to reimburse Carso for any amounts drawn under the Carso LC shall be payable only from the proceeds of the Company's equity financings or through the issuance of equity securities to Carso.

     4. Carso shall advance the Company an amount equal to $7,964,578 by (i) paying $5,830,841 to Metropolitan Life Insurance Company as contemplated by
Section 2(a) of the Exchange Agreement, (ii) depositing $500,000 with each of IBM and Sears as contemplated by Section 2(b) of the Exchange Agreement and
(iii) paying $566,868.50 to each of IBM and Sears as contemplated by Section 8 of the Exchange Agreement. Any obligation of the Company or PSC to repay such amounts shall be payable only from the proceeds of the Company's equity financings or through the issuance of equity securities to Carso.

     This letter is delivered pursuant to the requirements of the Exchange Agreement and may be relied upon by IBM and Sears.

                              Very truly yours,

                              CARSO GLOBAL TELECOM, S.A. DE C.V.


                              By: /s/
                                 -----------------------------

                              Title:__________________________